Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE SECOND QUARTER AND FIRST SIX MONTHS OF 2025 AND ANNOUNCES QUARTERLY COMMON STOCK CASH DIVIDEND

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported a second quarter 2025 net loss of $282,000, or $0.02 per diluted common share. This earnings performance represented a $93,000 improvement from the second quarter of 2024 when the net loss totaled $375,000, or $0.02 per diluted common share. For the six-month period ended June 30, 2025, the Company reported net income of $1,626,000, or $0.10 per diluted common share. This represented an 11.1% increase in earnings per share from the six-month period of 2024 when net income totaled $1,529,000, or $0.09 per diluted common share. The following table details the Company’s financial performance for the three- and six-month periods ended June 30, 2025 and 2024:

	Second Quarter 2025	Second Quarter 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024

Net income (loss)	$(282,000)	$(375,000)	$1,626,000	$1,529,000
Diluted earnings per share	$(0.02)	$(0.02)	$0.10	$0.09

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the second quarter 2025 financial results: “The resolution of our largest problem loan in the second quarter of 2025 resulted in an increased provision for credit losses which caused the modest loss reported for the quarter. AmeriServ Financial has achieved positive operating leverage in both quarters of 2025 as our total revenue increased while our non-interest expenses declined. The increase in total revenue was caused by meaningful improvement in our net interest margin which increased by 34 basis points for the first six months of 2025 leading to a $2.7 million increase in net interest income. We believe that our balance sheet is well positioned for further quarterly net interest income growth and net interest margin improvement, which is important since this category represents approximately 70% of our total revenue. Additionally, our non-interest expense has favorably declined in both quarters of 2025. We will continue to diligently focus on both expense control and revenue growth to further improve the Company’s operating efficiency.”

All second quarter and six months 2025 financial performance metrics within this document are compared to the second quarter and six months of 2024 unless otherwise noted.

The Company's net interest income in the second quarter of 2025 increased by $1.5 million, or 17.1%, from the prior year's second quarter and, for the first six months of 2025, increased by $2.7 million, or 15.3%, when compared to the first six months of 2024.  The Company’s net interest margin of 3.10% for the second quarter of 2025 and 3.06% for the six months of 2025 represents a 36-basis point improvement for the quarter and a 34-basis point increase for the six months.  The increase reflects controlled balance sheet growth, as both total loans and total deposits are at higher levels due to management’s effective business development strategies.  This, combined with effective pricing strategies, resulted in both the total earning asset yield and cost of interest-bearing funds improving between years.  The Federal Reserve’s action to lower short-term interest rates during the latter portion of 2024 favorably impacted total interest-bearing deposits and borrowings costs.  Also, while the U.S. Treasury yield curve remains modestly inverted on the short end, yields in the mid to long end of the curve are higher and demonstrate a steeper upward slope which favorably impacted earning asset yields.  Management believes the net interest margin will continue to improve through the second half of 2025. Earnings performance so far in 2025 was also favorably impacted by a lower level of total non-interest expense as management works to carefully control operating costs.  Unfavorably impacting earnings was the Company recognizing a significantly higher provision for credit losses for both the second quarter and six months of 2025 when compared to both time periods of 2024.  Also, non-interest income is lower than what was recognized in both time periods last year.  Overall, the improvement in the Company’s performance including increased net interest income and lower total non-interest expense more than offset the higher provision for credit losses and lower level of non-interest income resulting in earnings through six months of 2025 exceeding earnings through the first six months of 2024 by $97,000, or 6.3%.

Total average loans in the first six months of 2025 grew from the 2024 six-month average by $37.2 million, or 3.6%, due to consistent new loan funding opportunities throughout 2024.  So far in 2025, loan originations modestly exceed payoff activity and resulted in an $811,000, or 0.1%, increase in total loans since December 31, 2024.  Overall, total loans continue to be well above the $1.0 billion threshold, averaging $1.069 billion for the second quarter of 2025.  Total loan interest income improved in the first half of 2025 compared to the first half of 2024 due to the increased level of average total loans outstanding, and a portion of commercial real estate (CRE) loans, that were booked at the onset of the COVID pandemic when interest rates were low, have been repricing upward during the first six months of 2025.  These favorable items resulted in total loan interest income improving by $1.7 million, or 6.0%, when the first half of 2025 is compared to first half of 2024.

Total investment securities averaged $236.8 million for the first half of 2025, which was $1.5 million, or 0.6%, lower than the $238.3 million average for the first half of 2024.  The decrease reflects management’s 2024 strategy to allocate more cash flow from the securities portfolio to higher yielding loans while the Company controlled the amount of high cost overnight borrowed funds.  However, our liquidity position strengthened during the first six months of 2025 due to deposit growth.  Therefore, more funds were available to invest in the securities portfolio during a time when security yields improved, making purchases more attractive. As a result, the securities portfolio grew by $17.9 million, or 8.1%, since December 31, 2024.  New investment security purchases were also necessary to replace cash flow from maturing securities to maintain appropriate balances for pledging purposes related to public fund deposits. The improved yields for new securities purchases caused interest income from investments to increase by $316,000, or 6.4%, for the first six months of 2025 compared to last year’s first six months. Overall, through six months, the average balance of total interest earning assets increased from last year’s average by $45.5 million, or 3.6%, while total interest income increased by $2.0 million, or 6.0%, from the first half of 2024.

On the liability side of the balance sheet, total average deposits through the first six months of 2025 were $67.8 million, or 5.8%, higher when compared to the first six months of 2024 due to the Company’s successful business development efforts.  Additionally, the Company’s core deposit base continues to demonstrate the strength and stability that it has for many years due to customer loyalty and confidence in AmeriServ Financial Bank.  The Company does not utilize brokered deposits as a funding source.  The loan to deposit ratio averaged 86.2% in the second quarter of 2025, which indicates that the Company has ample capacity to continue to grow its loan portfolio and is well positioned to support our customers and our community during times of economic volatility.

Total interest expense favorably decreased by $340,000, or 4.5%, for the second quarter of 2025 and decreased by $726,000, or 4.8%, for the six months when compared to both time periods of 2024.  Deposit interest expense declined by $56,000, or 0.4%, through the first six months of 2025 despite total average interest-bearing deposits growing by $68.7 million, or 7.0%, compared to the first six months of last year.  The year to date decrease in deposit interest expense reflects the benefit of the Federal Reserve easing monetary policy during the final four months of 2024.  This reduction in interest-bearing deposit costs contributed to the previously mentioned improvement in the net interest margin.  Overall, total deposit cost (including the benefit of non-interest-bearing demand deposits which remained relatively stable between years) averaged 2.06% in the first half of 2025, which is a 12-basis point improvement from the first half of 2024.

Total borrowings interest expense decreased by $359,000, or 28.8%, for the second quarter of 2025 and declined by $670,000, or 26.5%, for the first six months when compared to both time periods of 2024. The Company’s utilization of overnight borrowed funds in the first half of 2025 was significantly lower than the first half of 2024 by $26.0 million, or 83.8%, due to the higher level of total average deposits. The decrease in borrowings interest expense also reflects the Federal Reserve’s 2024 action to ease monetary policy by 100 basis points which had an immediate and favorable impact on the cost of overnight borrowed funds. Advances from the Federal Home Loan Bank averaged $52.9 million for the first half of 2025, which is $3.6 million, or 7.3%, higher than the $49.3 million average for the first half of 2024. Management’s strategy to increase term advances to lock in lower rates than overnight borrowings is due to the inversion in the short end of the yield curve and has favorably impacted net interest income.

The Company recorded a $3.1 million provision for credit losses in the second quarter of 2025 after recording provision expense of $434,000 in the second quarter of 2024, resulting in an increase in expense of $2.7 million.  For the first six months of 2025, the Company recognized a $3.0 million provision for credit losses after recognizing a $123,000 provision for credit losses recovery in the first six months of 2024, resulting in a net unfavorable change of $3.2 million.  The provision for credit losses expense in the second quarter of 2025 primarily reflects the resolution of the Company’s largest problem asset, a mixed use commercial real estate retail/office property in the Pittsburgh market.  The provision covers an additional $2.8 million charge-off that was necessary to write this property down to a court approved sales price at a hearing that was held in late June.  The second quarter provision for credit losses also reflects an increase in historical loss rates, due to this large charge-off, used to calculate the allowance for loan credit losses in accordance with current expected credit losses (CECL).

Non-performing assets increased since March 31, 2025, by $1.4 million, or 9.7%, and totaled $16.4 million.  The increase reflects the net impact of the charge-off of the mixed use CRE loan, mentioned in the previous paragraph, which was more than offset by the transfer of three C&I loans from one borrower relationship and one additional $935,000 CRE loan into non-accrual status.  Non-performing loans represented 1.42% of total loans at June 30, 2025.  The Company recognized net loan charge-offs of $3.0 million, or 0.56% of total average loans, in the first six months of 2025 compared to net loan charge-offs of $332,000, or 0.06% of total average loans, in the first six months of 2024.  Overall, the Company’s allowance for loan credit losses provided 93% coverage of non-performing loans and 1.32% of total loans at June 30, 2025.

Total non-interest income in the second quarter of 2025 decreased by $276,000, or 6.3%, from the prior year's second quarter and declined by $1.1 million, or 11.8%, in the first half of 2025 when compared to the first half of 2024.  The decrease in both time periods was due to lower levels of wealth management fees by $277,000, or 9.1%, for the quarter and by $679,000, or 10.7%, for the six months.  Also, contributing to the unfavorable comparison for the six months were lower levels of other income by $285,000, or 16.9%, bank owned life insurance (BOLI) by $69,000, or 12.0%, and mortgage banking revenue by $60,000, or 41.1%.  The decrease in wealth management fees is attributed to the volatility and uncertainty that existed in the financial markets due to government fiscal policy, particularly earlier in 2025.  While equity markets rebounded during the second quarter of 2025, the first quarter 2025 decline in major market indexes unfavorably impacted equity securities resulting in management fees declining. Additionally, the Financial Services division benefitted from several large new business cases in 2024. Overall, the fair market value of wealth management assets totaled $2.6 billion at June 30, 2025 and increased by $24.7 million, or 1.0%, since December 31, 2024.  The decrease in other income for the six months of 2025 was primarily due to the Company recognizing a $250,000 signing bonus from the renewal of a contract with Visa in the first quarter of 2024 while there was no such bonus in 2025. The decrease to BOLI revenue for the six months resulted from the bank receiving a larger death claim in the first quarter of 2024 while the lower level of mortgage banking revenue resulted from a decreased level of residential mortgage production in 2025.

Total non-interest expense in the second quarter of 2025 decreased by $1.6 million, or 11.9%, when compared to the second quarter of 2024 and decreased by $1.7 million, or 6.7%, during the first half of 2025 when compared to the first half of 2024.  Professional fees decreased by $1.2 million, or 56.9%, for the second quarter and were $1.5 million, or 48.7%, lower for the six months as 2024 legal and professional services costs were unfavorably impacted by litigation and responses to the actions of an activist investor.  This matter was resolved in June 2024 as a result of a Settlement Agreement.  Also favorably impacting total non-interest expense were lower other expenses by $395,000, or 25.0%, for the second quarter of 2025 and by $417,000, or 15.2%, for the six months.  The lower level of other expenses was primarily driven by the Company having to recognize a $376,000 pension settlement charge in the second quarter of 2024 while no such charge was required so far in 2025.  For the six-month time-period, data processing and IT expenses increased by $104,000, or 4.5%, compared to the first six months of 2024 due to additional expenses related to monitoring our computing and network environment.  Salaries & employee benefits increased by $74,000, or 0.5%, compared to last year’s first six months.  Within this broad category, health care costs are $332,000, or 22.2%, higher as the Company did not have to recognize any premium costs in January 2024 due to the effective negotiations with our health care provider last year. Total salaries increased by $177,000, or 1.8%, due to annual salary merit increases which were somewhat offset by a lower number of employees.  Additionally, helping to offset the higher costs within total salaries & employee benefits were reduced levels of incentive compensation by $393,000, or 45.1%, largely in the Wealth Management division.

The Company recorded income tax expense of $408,000 in the first half of 2025, or an effective tax rate of 20.1%, which compares to income tax expense of $374,000, or an effective tax rate of 19.7%, in the first half of 2024.

The Company had total assets of $1.45 billion, shareholders' equity of $110.9 million, a book value of $6.71 per common share and a tangible book value of $5.89(1) per common share on June 30, 2025.  Book value per common share increased by $0.43, or 6.8%, and tangible book value per common share increased by $0.44, or 8.1%, since June 30, 2024, due to a favorable adjustment for both the unrealized loss on available for sale securities and the Company’s defined benefit pension plan. The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status as of June 30, 2025.

QUARTERLY COMMON STOCK DIVIDEND

The Company’s Board of Directors declared a $0.03 per share quarterly common stock cash dividend. The cash dividend is payable August 18, 2025 to shareholders of record on August 4, 2025. This cash dividend represents a 3.9% annualized yield using the July 18, 2025 closing stock price of $3.08 and a 60% payout ratio based upon 2025 year to date earnings.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in the financial markets, the level of inflation, and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects to our banking platform; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

(1)Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

June 30, 2025

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2025

	1QTR	2QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,908	$(282)	$1,626

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.54%	(0.08)%	0.23%
Return on average equity	7.12	(1.02)	2.99
Return on average tangible common equity (1)	8.14	(1.16)	3.41
Net interest margin	3.01	3.10	3.06
Net charge-offs as a percentage of average loans	0.02	1.09	0.56
Efficiency ratio (3)	83.67	80.73	82.18

EARNINGS PER COMMON SHARE:
Basic	$0.12	$(0.02)	$0.10
Average number of common shares outstanding	16,519	16,519	16,519
Diluted	$0.12	$(0.02)	$0.10
Average number of common shares outstanding	16,519	16,519	16,519
Cash dividends paid per share	$0.03	$0.03	$0.06

2024

	1QTR	2QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,904	$(375)	$1,529

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.55%	(0.11)%	0.22%
Return on average equity	7.51	(1.47)	3.00
Return on average tangible common equity (1)	8.67	(1.70)	3.47
Net interest margin	2.70	2.74	2.72
Net charge-offs as a percentage of average loans	0.05	0.08	0.06
Efficiency ratio (3)	86.60	100.33	93.35

EARNINGS PER COMMON SHARE:
Basic	$0.11	$(0.02)	$0.09
Average number of common shares outstanding	17,147	17,030	17,089
Diluted	$0.11	$(0.02)	$0.09
Average number of common shares outstanding	17,147	17,030	17,089
Cash dividends paid per share	$0.03	$0.03	$0.06

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

--CONTINUED--

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2025

	1QTR	2QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,431,524	$1,448,733
Short-term investments/overnight funds	3,865	3,909
Investment securities, net of allowance for credit losses - securities	231,454	237,320
Trading securities	0	5,101
Total loans and loans held for sale, net of unearned income	1,062,326	1,069,220
Allowance for credit losses - loans	13,812	14,060
Intangible assets	13,682	13,677
Deposits	1,216,838	1,244,533
Short-term and FHLB borrowings	63,121	51,611
Subordinated debt, net	26,736	26,747
Shareholders’ equity	110,759	110,921
Non-performing assets	14,971	16,419
Tangible common equity ratio (1)	6.85%	6.78%
Total capital (to risk weighted assets) ratio	12.73	12.50
PER COMMON SHARE:
Book value	$6.70	$6.71
Tangible book value (1)	5.88	5.89
Market value (2)	2.43	3.04
Wealth management assets – fair market value (4)	$2,486,920	$2,583,839

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	298	309
Branch locations	16	16
Common shares outstanding	16,519,267	16,519,267

2024

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,384,516	$1,403,438	$1,405,187	$1,422,362
Short-term investments/overnight funds	3,353	2,925	4,877	3,855
Investment securities, net of allowance for credit losses - securities	230,419	230,425	230,042	219,457
Trading securities	0	0	0	0
Total loans and loans held for sale, net of unearned income	1,026,586	1,039,258	1,040,421	1,068,409
Allowance for credit losses - loans	14,639	14,611	14,420	13,912
Intangible assets	13,705	13,699	13,693	13,688
Deposits	1,176,578	1,170,359	1,189,330	1,200,995
Short-term and FHLB borrowings	60,858	85,495	66,312	70,700
Subordinated debt, net	26,695	26,706	26,716	26,726
Shareholders’ equity	103,933	103,661	108,182	107,248
Non-performing assets	12,161	12,817	12,657	13,657
Tangible common equity ratio (1)	6.58%	6.47%	6.79%	6.64%
Total capital (to risk weighted assets) ratio	13.10	12.77	12.87	12.70
PER COMMON SHARE:
Book value	$6.06	$6.28	$6.55	$6.49
Tangible book value (1)	5.26	5.45	5.72	5.66
Market value (2)	2.60	2.26	2.61	2.68
Wealth management assets – fair market value (4)	$2,603,493	$2,580,402	$2,603,856	$2,559,155

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	304	310	302	302
Branch locations	16	16	16	16
Common shares outstanding	17,147,270	16,519,267	16,519,267	16,519,267

NOTES:

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2)	Based on closing price reported by the principal market on which the share is traded on the last business day of the corresponding reporting period.
(3)	Ratio calculated by dividing total non-interest expense by tax equivalent net interest income plus total non-interest income.
(4)	Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2025

	1QTR	2QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$14,508	$14,932	$29,440
Interest on investments	2,514	2,757	5,271
Total Interest Income	17,022	17,689	34,711

INTEREST EXPENSE
Deposits	6,124	6,408	12,532
All borrowings	967	887	1,854
Total Interest Expense	7,091	7,295	14,386

NET INTEREST INCOME	9,931	10,394	20,325
Provision (recovery) for credit losses	(97)	3,133	3,036
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR CREDIT LOSSES	10,028	7,261	17,289

NON-INTEREST INCOME
Wealth management fees	2,864	2,782	5,646
Service charges on deposit accounts	275	267	542
Mortgage banking revenue	28	58	86
Gain on trading securities	0	35	35
Bank owned life insurance	264	244	508
Other income	690	710	1,400
Total Non-Interest Income	4,121	4,096	8,217

NON-INTEREST EXPENSE
Salaries and employee benefits	7,223	7,076	14,299
Net occupancy expense	841	746	1,587
Equipment expense	390	404	794
Professional fees	685	903	1,588
Data processing and IT expense	1,252	1,153	2,405
FDIC deposit insurance expense	240	240	480
Other expense	1,132	1,187	2,319
Total Non-Interest Expense	11,763	11,709	23,472

PRETAX INCOME (LOSS)	2,386	(352)	2,034
Income tax expense (benefit)	478	(70)	408
NET INCOME (LOSS)	$1,908	$(282)	$1,626

2024

	1QTR	2QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$13,776	$14,003	$27,779
Interest on investments	2,448	2,507	4,955
Total Interest Income	16,224	16,510	32,734

INTEREST EXPENSE
Deposits	6,199	6,389	12,588
All borrowings	1,278	1,246	2,524
Total Interest Expense	7,477	7,635	15,112

NET INTEREST INCOME	8,747	8,875	17,622
Provision (recovery) for credit losses	(557)	434	(123)
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR CREDIT LOSSES	9,304	8,441	17,745

NON-INTEREST INCOME
Wealth management fees	3,266	3,059	6,325
Service charges on deposit accounts	293	293	586
Mortgage banking revenue	39	107	146
Gain on trading securities	0	0	0
Bank owned life insurance	337	240	577
Other income	1,012	673	1,685
Total Non-Interest Income	4,947	4,372	9,319

NON-INTEREST EXPENSE
Salaries and employee benefits	7,117	7,108	14,225
Net occupancy expense	791	730	1,521
Equipment expense	386	391	777
Professional fees	1,002	2,094	3,096
Data processing and IT expense	1,159	1,142	2,301
FDIC deposit insurance expense	255	250	505
Other expense	1,154	1,582	2,736
Total Non-Interest Expense	11,864	13,297	25,161

PRETAX INCOME (LOSS)	2,387	(484)	1,903
Income tax expense (benefit)	483	(109)	374
NET INCOME (LOSS)	$1,904	$(375)	$1,529

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

AVERAGE BALANCE SHEET DATA

(Dollars in thousands)

(Unaudited)

	2025		2024
	2QTR	SIX MONTHS	2QTR	SIX MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$1,069,207	$1,066,931	$1,029,662	$1,029,752
Short-term investments and bank deposits	10,349	11,085	3,359	3,786
Investment securities	242,110	236,804	237,801	238,300
Trading securities	5,040	2,534	0	0
Total interest earning assets	1,326,706	1,317,354	1,270,822	1,271,838

Non-interest earning assets:
Cash and due from banks	15,431	15,599	14,460	14,516
Premises and equipment	17,648	17,822	18,733	18,492
Other assets	102,963	103,643	101,012	99,988
Allowance for credit losses	(15,007)	(14,745)	(14,924)	(15,518)
Total assets	$1,447,741	$1,439,673	$1,390,103	$1,389,316

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$255,249	$253,887	$222,639	$222,827
Savings	123,078	122,106	120,126	120,337
Money market	312,858	319,820	313,056	311,350
Other time	371,801	354,249	326,765	326,824
Total interest bearing deposits	1,062,986	1,050,062	982,586	981,338
Borrowings:
Short-term borrowings	3,604	5,005	28,325	30,985
Advances from Federal Home Loan Bank	50,899	52,891	50,670	49,298
Subordinated debt	27,000	27,000	27,000	27,000
Lease liabilities	4,137	4,172	4,466	4,335
Total interest bearing liabilities	1,148,626	1,139,130	1,093,047	1,092,956

Non-interest bearing liabilities:
Demand deposits	177,337	179,053	180,468	179,999
Other liabilities	10,839	11,661	13,911	14,024
Shareholders’ equity	110,939	109,829	102,677	102,337
Total liabilities and shareholders’ equity	$1,447,741	$1,439,673	$1,390,103	$1,389,316

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CHANGES IN SHAREHOLDERS’ EQUITY

(Dollars in thousands)

(Unaudited)

2025

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	TOTAL
Balance at December 31, 2024	$268	$(84,791)	$146,372	$60,482	$(15,083)	$107,248
Net income	0	0	0	1,908	0	1,908
Adjustment for unrealized gain on available for sale securities	0	0	0	0	2,124	2,124
Market value adjustment for interest rate hedge	0	0	0	0	(25)	(25)
Common stock cash dividend	0	0	0	(496)	0	(496)
Balance at March 31, 2025	$268	$(84,791)	$146,372	$61,894	$(12,984)	$110,759
Net loss	0	0	0	(282)	0	(282)
Adjustment for unrealized gain on available for sale securities	0	0	0	0	901	901
Market value adjustment for interest rate hedge	0	0	0	0	38	38
Common stock cash dividend	0	0	0	(495)	0	(495)
Balance at June 30, 2025	$268	$(84,791)	$146,372	$61,117	$(12,045)	$110,921

2024

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	TOTAL
Balance at December 31, 2023	$268	$(83,280)	$146,364	$58,901	$(19,976)	$102,277
Net income	0	0	0	1,904	0	1,904
Exercise of stock options and stock option expense	0	0	8	0	0	8
Adjustment for defined benefit pension plan	0	0	0	0	(131)	(131)
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(241)	(241)
Market value adjustment for interest rate hedge	0	0	0	0	630	630
Common stock cash dividend	0	0	0	(514)	0	(514)
Balance at March 31, 2024	$268	$(83,280)	$146,372	$60,291	$(19,718)	$103,933
Net loss	0	0	0	(375)	0	(375)
Treasury stock, purchased at cost	0	(1,511)	0	0	0	(1,511)
Adjustment for defined benefit pension plan	0	0	0	0	2,177	2,177
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(119)	(119)
Market value adjustment for interest rate hedge	0	0	0	0	71	71
Common stock cash dividend	0	0	0	(515)	0	(515)
Balance at June 30, 2024	$268	$(84,791)	$146,372	$59,401	$(17,589)	$103,661
Net income	0	0	0	1,183	0	1,183
Adjustment for defined benefit pension plan	0	0	0	0	753	753
Adjustment for unrealized gain on available for sale securities	0	0	0	0	3,966	3,966
Market value adjustment for interest rate hedge	0	0	0	0	(886)	(886)
Common stock cash dividend	0	0	0	(495)	0	(495)
Balance at September 30, 2024	$268	$(84,791)	$146,372	$60,089	$(13,756)	$108,182
Net income	0	0	0	889	0	889
Adjustment for defined benefit pension plan	0	0	0	0	1,479	1,479
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(3,208)	(3,208)
Market value adjustment for interest rate hedge	0	0	0	0	402	402
Common stock cash dividend	0	0	0	(496)	0	(496)
Balance at December 31, 2024	$268	$(84,791)	$146,372	$60,482	$(15,083)	$107,248

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO, AND TANGIBLE BOOK VALUE PER SHARE

(Dollars in thousands, except share, per share, and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (GAAP).  These non-GAAP financial measures are "return on average tangible common equity", "tangible common equity ratio", and "tangible book value per share".  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  These non-GAAP measures are used by management in their analysis of the Company's performance or, management believes, facilitate an understanding of the Company's performance.  We also believe that presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results.  We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends.

2025

	1QTR	2QTR	YEAR TO DATE
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,908	$(282)	$1,626

Average shareholders’ equity	108,706	110,939	109,829
Less: Average intangible assets	13,684	13,679	13,682
Average tangible common equity	95,022	97,260	96,147

Return on average tangible common equity (annualized)	8.14%	(1.16)%	3.41%

	1QTR	2QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$110,759	$110,921
Less: Intangible assets	13,682	13,677
Tangible common equity	97,077	97,244

TANGIBLE ASSETS
Total assets	1,431,524	1,448,733
Less: Intangible assets	13,682	13,677
Tangible assets	1,417,842	1,435,056

Tangible common equity ratio	6.85%	6.78%

Total shares outstanding	16,519,267	16,519,267

Tangible book value per share	$5.88	$5.89

2024

	1QTR	2QTR	YEAR TO DATE
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,904	$(375)	$1,529

Average shareholders’ equity	101,997	102,677	102,337
Less: Average intangible assets	13,708	13,701	13,705
Average tangible common equity	88,289	88,976	88,632

Return on average tangible common equity (annualized)	8.67%	(1.70)%	3.47%

	1QTR	2QTR	3QTR	4QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$103,933	$103,661	$108,182	$107,248
Less: Intangible assets	13,705	13,699	13,693	13,688
Tangible common equity	90,228	89,962	94,489	93,560

TANGIBLE ASSETS
Total assets	1,384,516	1,403,438	1,405,187	1,422,362
Less: Intangible assets	13,705	13,699	13,693	13,688
Tangible assets	1,370,811	1,389,739	1,391,494	1,408,674

Tangible common equity ratio	6.58%	6.47%	6.79%	6.64%

Total shares outstanding	17,147,270	16,519,267	16,519,267	16,519,267

Tangible book value per share	$5.26	$5.45	$5.72	$5.66